THIS AGREEMENT is made on        July 2004

BETWEEN

(1) TELEWEST COMMUNICATIONS PLC whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the VENDOR);

(2) TELEWEST GLOBAL, INC., a corporation organized under the laws of the State of Delaware, the address of whose office is c/o CT Corporation System, 1209 Orange Street, Wilmington, Delaware 19801, United States of America (NEW TELEWEST); and

(3) TELEWEST UK LIMITED whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (TELEWEST UK).

WHEREAS

(A) It is intended to implement a restructuring of the Vendor and Telewest Jersey (the FINANCIAL RESTRUCTURING) comprising, among other things, the following steps:

(a) the Vendor will transfer the Business (as defined below) to Telewest UK, subject, for the avoidance of doubt, to the interests of and encumbrances created in favour of the Beneficiaries under the Security Documents;

(b) the Vendor will enter into a creditors' scheme of arrangement pursuant to section 425 of the Act (the Scheme);

(c) Telewest Jersey will enter into creditors' schemes of arrangement pursuant to section 425 of the Act and article 125 of the Jersey Act (the JERSEY SCHEME);

(d) pursuant to the Scheme all Scheme Claims will be discharged and fully paid and non-assessable shares of the common stock, par value $0.01 per share, of New Telewest will be distributed to Scheme Creditors; and

(e) both the Vendor and Telewest Jersey intend to go into solvent liquidation.

(B) Telewest Jersey as at the date of this Agreement is a wholly-owned subsidiary of the Vendor.

(C) New Telewest as at the date of this Agreement is a wholly-owned subsidiary of the Vendor.

(D) Telewest UK as at the date of this Agreement is a wholly-owned subsidiary of New Telewest.

(E) The Vendor has agreed to transfer and Telewest UK has agreed to acquire the Business for the consideration and upon the terms and conditions set out in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.    DEFINITIONS

1.1 Words and expressions used in this Agreement shall have the meanings set out in Schedule 1, unless the context requires otherwise.

1.2 The headings in this Agreement shall not affect its interpretation.

1.3 The Schedules comprise schedules to this Agreement and form part of this Agreement.

2.    AGREEMENT TO TRANSFER AND PRICE

2.1 The Vendor shall transfer the Business, and Telewest UK shall acquire and take over the Business, as a going concern with effect from the Completion Date.

2.2 In consideration of the Vendor fulfilling its obligations under clauses
2.1 and 6, Telewest UK, as acquiror, shall at Completion:

(a) assume responsibility for the satisfaction (and, as may be necessary, payment and discharge) of all the Liabilities; and

(b) allot and issue to New Telewest 99 shares of (pound)1 each in the capital of Telewest UK credited as fully paid-up,

and New Telewest shall issue to the Escrow Agent 245,000,000 (or such other number as New Telewest shall agree with the Vendor in advance of the Completion Date) fully paid and non-assessable shares of common stock, par value $0.01 per share, of New Telewest, such issue to be conditional on the occurrence of the Effective Date.

2.3 The consideration referred to in clause 2.2 shall be apportioned between the Business Assets, the Trade Marks, the Domain Names, the Goodwill and the Business IPR as set out in Schedule 7.

2.4 Each party hereby agrees that, notwithstanding the transfer envisaged in this clause 2, the Business Assets shall be transferred subject to the security described in the Security Documents and there shall be no release of the Business Assets from all or any part of that security.

3.    CONDITIONS PRECEDENT

3.1 Completion shall be conditional upon:

(a) the Vendor notifying New Telewest and Telewest UK that the Vendor expects to satisfy all of the conditions to delivering an office copy of the Order to the Registrar of Companies within two Business Days of such notification; and

(b) the Senior Lenders having granted any and all consents and waivers required under the Senior Secured Credit Facility Agreement and the related security documentation for the Vendor to transfer the Business under this Agreement.

3.2 If the Conditions Precedent have not been satisfied or waived by the later of (i) the date that is 90 days after the date of the Commitment Letter; or (ii) the date that is 60 days after the date of any vote by creditors to approve the Scheme and the Jersey Scheme, subject to such vote occurring on or before the date that is 75 days after the date of the Commitment Letter (or such later date as the parties may agree), this Agreement shall automatically terminate and no party shall have any claim of any nature whatsoever against any other party under or in respect of this Agreement.

4.    COMPLETION

4.1 Completion shall take place immediately following the fulfilment of the Conditions Precedent upon which the events set out in clauses 4.2 and 4.3 shall take place.

4.2 On Completion, the Vendor shall cause to be delivered or made available to Telewest UK or held to Telewest UK's order save to the extent such documents are not already held by the Security Trustee pursuant to the terms of the Security Documents:

(a) such documents as Telewest UK may require to complete the sale and purchase of the Business Assets (including, but not limited to, the Vendor's interest in the Leasehold Property and the Subsidiaries); and

(b)  such of the Business Assets as are tangible.

4.3 On Completion, Telewest UK shall allot and issue to New Telewest, credited as fully paid-up, 99 shares of (pound)1 each in the capital of Telewest UK and deliver to New Telewest a share certificate in respect thereof.

4.4 Conditional on, and immediately upon, the occurrence of the Effective Date, New Telewest shall issue to the Escrow Agent 245,000,000 (or such other number as New Telewest shall agree with the Vendor in advance of the Completion Date) fully paid and non-assessable shares of the common stock, par value $0.01 per share, of New Telewest to be held pursuant to the terms of the Escrow Agent Agreement for the benefit of the Vendor's shareholders and the Scheme Creditors pursuant to the Scheme.

4.5 If and to the extent that any documents of transfer are not available at Completion, the parties shall arrange for appropriate transfer documents to be prepared and completed as soon as practicable after Completion.

5.    TITLE AND SUPPLEMENTARY PROVISIONS

5.1 Subject to clause 5.2 below, beneficial ownership and risk in respect of the Business Assets shall pass to Telewest UK on Completion. Title to all Business Assets which can be transferred by delivery shall pass on delivery and such delivery shall be deemed to take place at the Vendor's registered office (or at such other place as the parties may agree) on Completion.

5.2 Insofar as the Business Assets comprise the benefit of Claims and the benefit (subject to the burden) of Contracts which cannot effectively be assigned or transferred by the Vendor to Telewest UK (or its nominee) except by agreements of novation or without obtaining a consent, an approval, a waiver or the like from a third party (CONSENTS) including, without limitation, the Contracts listed in Part B of Schedule 8:

(a) the Vendor shall take all reasonable steps to procure that such Contracts are novated or such Claims are assigned to Telewest UK, TCN or Telewest Limited (as the case may be) as and to the extent identified in Part B of Schedule 8 or that the necessary Consents are obtained and Telewest UK shall, and shall procure that TCN and Telewest Limited shall, co-operate with the Vendor for such purpose;

(b) unless or until each of such Contracts or Claims shall have been so novated or assigned or any necessary Consent obtained, the Vendor shall from the Completion Date receive and hold the benefit of the relevant Contract or Claim as trustee on trust for Telewest UK, TCN or Telewest Limited (as the case may be) and shall pay to Telewest UK, TCN or Telewest Limited (as the case may be) (as directed by Telewest
     UK) promptly upon receipt any sums received by it under any such Contract or pursuant to any such Claim; and

(c) Telewest UK shall (at Telewest UK's cost), and shall procure that TCN and Telewest Limited shall (at the cost of TCN or, as applicable, Telewest Limited), from the Completion Date assist the Vendor to perform all the obligations of the Vendor under any such Contracts which are to be transferred to each of them as and to the extent identified in Part B of Schedule 8.

If any necessary Consent is not obtained within 3 months after the Completion Date or is refused and the procedure set out in this clause 5.2 does not enable the full benefit of any Contract to be enjoyed by Telewest UK, TCN or Telewest Limited (as the case may be) after Completion, the Vendor and Telewest UK shall use all reasonable endeavours to achieve an alternative solution pursuant to which (i) Telewest UK, TCN or Telewest Limited (as the case may be) shall receive the full benefit of that Contract and assume the associated obligations; and (ii) the Vendor is released from such associated obligations.

6.    TRADE MARKS, DOMAIN NAMES, GOODWILL AND BUSINESS IPR

6.1 The Vendor shall assign to TCN with full title guarantee absolutely, with effect from the Completion Date, subject only to the terms and conditions of any licences granted to third parties and otherwise free of all charges, liens, options, licences and encumbrances, all of its rights, title and interest in and to the Trade Marks, the Domain Names and the Business IPR, including:

(a) all statutory and common law rights attaching to the Trade Marks, together with the Goodwill; and

(b) the right to sue (and to retain damages recovered) in respect of any infringement or unauthorised use of any of the Trade Marks which may have occurred before the Completion Date.

6.2 The Vendor agrees to perform (or procure the performance of) all acts and things, and to make any filings and to give any notifications (or procure the making of any filings or giving of any notifications), and to execute and deliver (or procure the execution and delivery of) any documents required to effect the assignment to TCN of the Trade Marks and of all the rights of the Vendor to the Domain Names and the Business IPR (including, for the avoidance of doubt, an assignment agreement substantially in the form as set out in Schedule 13).

7.    INTRA-GROUP LOANS AND TCN RECEIVABLE

7.1 The Vendor and Telewest UK shall, and the Vendor shall procure that Flextech Limited, Fleximedia Limited, TCH and Yorkshire Cable Communications Limited respectively shall, enter into novation agreements substantially in the form as set out in Schedule 11 to novate each of the Intra-group Loans to Telewest UK with effect from the Completion Date.

7.2 Immediately following Completion the Vendor shall serve a notice of assignment substantially in the form as set out in Schedule 12 on TCN notifying TCN of the assignment of the TCN Receivable to Telewest UK.

8.    EXPENSES FUND

8.1 The Vendor, New Telewest and Telewest UK hereby agree that the Vendor shall as at the Completion Date retain any cash held by the Vendor immediately prior to Completion as the Expenses Fund to be held on the terms set out in the remainder of this clause 8.

8.2 The Vendor hereby declares that as from the Completion Date it shall hold the Expenses Fund and all moneys from time to time credited to the Designated Account in respect of the Expenses Fund (including any interest which accrues on the Expenses Fund and, for the avoidance of doubt, any amounts received by the Vendor at any time after the Completion Date including, without limitation, in respect of repayments of taxes or in respect of any Debtors but excluding, for the avoidance of doubt, any amounts received by the Vendor in respect of a Contract or Claim the benefit of which the Vendor holds on trust for Telewest UK, TCN or Telewest Limited pursuant to clause 5.2(b)) upon trust for Telewest UK absolutely on, and subject to, the terms of this clause 8 and for no other purpose whatsoever.

8.3 Telewest UK hereby irrevocably directs the Vendor, and the Vendor hereby acknowledges such direction, to apply the Expenses Fund held by it pursuant to clause 8.2 above as follows:

(a) to pay on demand such sums as the Vendor Liquidators may from time to time require in respect or on account of their remuneration, expenses and disbursements (together, in each case, with any VAT thereon) properly incurred in contemplation of, or in relation to, the winding up of the Vendor, subject only to the presentation to Telewest UK of the Vendor Liquidators' invoices (provided that such invoices are rendered in accordance with any resolution passed by the shareholders of the Vendor in respect of the Vendor Liquidators' remuneration in accordance with Rule 4.148A of the Insolvency Rules 1986);

(b) to pay on demand such sums as the Telewest Jersey Liquidators may from time to time require in respect or on account of their remuneration, expenses and disbursements (together, in each case, with any VAT or other applicable sales tax thereon) properly incurred in contemplation of, or in relation to, the winding up of Telewest Jersey, subject only to the presentation to Telewest UK of the Telewest Jersey Liquidators' invoices (provided that such invoices are rendered in accordance with any resolution passed by the shareholders of Telewest Jersey in respect of the Telewest Jersey Liquidators' remuneration in accordance with Article 153 of the Jersey Act);

(c) to pay on demand such sums as the Creditor Beneficiaries may from time to time require in respect of any costs and expenses owed to such persons by the Vendor or Telewest Jersey (or TCN or Telewest Limited to the extent that any relevant contract with any of the professional advisers or other persons listed in Schedule 6 is either with or has been novated to either of them) subject only to the presentation to Telewest UK and the Vendor or Telewest Jersey (as the case may be) of invoices (provided that such invoices are accompanied by evidence reasonably satisfactory to Telewest UK and the Vendor or Telewest Jersey (as the case may be) that any such costs and expenses are reasonable and have been properly incurred by the relevant Creditor Beneficiary submitting the invoice and that the Vendor, Telewest Jersey, TCN or Telewest Limited is liable to pay such costs and expenses);

(d) to pay on demand any such other sum as any other creditor (including, for the avoidance of doubt, in respect of any taxation claims) of the Vendor or, as applicable, Telewest Jersey (excluding, for the avoidance of doubt, any Scheme Claim) may from time to time claim from the Vendor or, as applicable, Telewest Jersey, but only to the extent such claims have either been agreed or settled by the Vendor and/or the Vendor Liquidators or, as applicable, Telewest Jersey and/or the Telewest Jersey Liquidators or have been finally determined by a court of competent jurisdiction; and

(e) to pay any amounts remaining in the Designated Account in respect of the Expenses Fund (together with any interest accrued thereon) to Telewest UK or to such persons as Telewest UK may direct on either:
     (i) if liquidators have been appointed within 12 months of the Effective Date, the Business Day immediately preceding the date on which the Liquidators intend to file their final return; or (ii) if liquidators have not been appointed within 12 months of the Effective Date, the date that is 12 months after the Effective Date.

8.4 Telewest UK hereby authorises the Vendor to invest the Expenses Fund in such interest bearing account as the Vendor, in its sole discretion, may deem appropriate provided that the Expenses Fund shall be available to pay the sums directed to be paid under clause 8.3(a) to (d) above.

8.5 For the term of the Senior Secured Credit Facility Agreement and the Proposed Amended Senior Secured Credit Facility Agreement, Telewest UK shall promptly notify the Agent in writing of the receipt and the amount of any invoice presented to it under clause 8.3(a) to (d) above.

8.6 For the avoidance of doubt, Telewest UK will be paid, and the Vendor undertakes to pay, a distribution of any amounts remaining in the Designated Account in accordance with clause 8.3(e) above only after payment has been made in respect of all sums directed to be paid under clause 8.3(a) to (d) above.

8.7 Telewest UK irrevocably directs and the Vendor hereby acknowledges and agrees that the Vendor shall close the Designated Account after the distribution of any amounts remaining in the Designated Account pursuant to clause 8.3(e).

9.    INDEMNITY FOR VENDOR

9.1 In consideration of the Vendor entering into this Agreement, Telewest UK agrees, subject to the occurrence of the Effective Date, to indemnify and keep indemnified (to the fullest extent permitted by law) the Vendor from and against any and all Indemnified Liabilities (excluding, for the avoidance of doubt, any (i) Scheme Claims; (ii) Vendor Shareholder and Bondholder Reorganisation Expenses; and (iii) any other Indemnified Liabilities to the extent paid pursuant to clause 8.3(c) and (d) above), whenever the same may arise or occur, including all claims in respect of Indemnified Liabilities properly admitted for proof in the winding-up of the Vendor (and any interest payable thereon) and the costs and expenses of the winding-up of the Vendor save to the extent paid pursuant to clause 8.3(a).

9.2 For the avoidance of doubt, any payments to be made pursuant to the indemnity in clause 9.1 shall be made by Telewest UK directly to the Vendor Liquidators or any creditor, as applicable. For the avoidance of doubt, no payment made by Telewest UK to the Vendor Liquidators pursuant to the indemnity in clause 9.1 (if any) shall be made to the Designated Account.

9.3 This indemnity shall apply whether or not the winding-up of the Vendor and/or the appointment of the Vendor Liquidators is valid and/or effective.

9.4 Telewest UK shall have no right of recourse against the Vendor for any amounts paid by Telewest UK under the indemnity in clause 9.1 to any person and Telewest UK waives any rights of recourse against the Vendor under that indemnity.

9.5 The Vendor or the Vendor Liquidators (so far as it is not inconsistent with the performance of the Vendor Liquidators' duties under the Insolvency Legislation) shall as soon as reasonably practicable give notice to Telewest UK of any proof of debt or claim received by the Vendor or the Vendor Liquidators. Within seven days of Telewest UK receiving such notice of the proof of debt or claim, Telewest UK shall inform the Vendor or the Vendor Liquidators if, in its opinion, Telewest UK believes that the amount of the claim the subject of the proof of debt or claim ought to be disputed. Without prejudice to their powers and duties under the Insolvency Legislation, the Vendor Liquidators shall consider Telewest UK's opinion and may, if they consider appropriate in view of the powers, duties and discretions given to them under the Insolvency Legislation, require the creditor who has submitted the proof of debt or claim to produce further evidence or may, in their sole discretion, reject the proof of debt or claim and defend any appeal instigated by the creditor. Without prejudice to the provisions of clause 8, Telewest UK undertakes to be responsible for the costs of the Vendor and the Vendor Liquidators in considering Telewest UK's opinion in the admission or rejection of such proof of debt or claim and any subsequent appeals in relation to the rejection of such proof of debt or claim. For the avoidance of doubt, any payments made pursuant to the preceding sentence shall be made by Telewest UK directly to the Vendor Liquidators. For the avoidance of doubt, upon an order relating to Indemnified Liabilities being made in respect of any appeal, Telewest UK shall upon any demand pay in full such sum that is ordered to be paid in the winding-up of the Vendor or by the Vendor Liquidators and any interest thereon (directly to the Vendor Liquidators or any creditor, as applicable).

9.6 For the term of the Senior Secured Credit Facility Agreement and the Proposed Amended Senior Secured Credit Facility Agreement, Telewest UK shall, as soon as reasonably practicable, notify the Agent of any proof of debt or claim being rejected and keep the Agent informed of the status and result of any appeal under clause 9.5.

9.7 For the avoidance of doubt, any failure or refusal by the Vendor or the Vendor Liquidators to comply with the provisions of clause 9.5 shall not invalidate the indemnity in clause 9.1 or enable Telewest UK to refuse to meet its obligations under that indemnity.

9.8 All  payments to be made by Telewest UK under the  indemnity  in clause
9.1 shall be made in full without any set off, deduction, withholding, counter claim or similar.

10.   INDEMNITY FOR TELEWEST JERSEY

10.1 Telewest UK, subject to the occurrence of the Effective Date, further agrees to indemnify and keep indemnified (to the fullest extent permitted by law) Telewest Jersey from and against any and all Indemnified Liabilities (excluding, for the avoidance of doubt, any (i) Scheme Claims;
(ii) Vendor Shareholder and Bondholder Reorganisation Expenses; and (iii) any other Indemnified Liabilities to the extent paid pursuant to clause 8.3(c) and (d) above), whenever the same may arise or occur, including all claims in respect of Indemnified Liabilities properly admitted for proof in the winding-up of Telewest Jersey (and any interest payable thereon) and the costs and expenses of the winding-up of Telewest Jersey save to the extent paid pursuant to clause 8.3(b).

10.2 For the avoidance of doubt, any payments to be made pursuant to the indemnity in clause 10.1 shall be made by Telewest UK directly to the Telewest Jersey Liquidators or any creditor, as applicable. For the avoidance of doubt, no payment made by Telewest UK to the Telewest Jersey Liquidators pursuant to the indemnity in clause 10.1 (if any) shall be made to the Designated Account.

10.3 This indemnity shall apply whether or not the winding-up of Telewest Jersey and/or the appointment of the Telewest Jersey Liquidators is valid and/or effective.

10.4 Telewest UK shall have no right of recourse against Telewest Jersey for any amounts paid by Telewest UK under the indemnity in clause 10.1 to any person and Telewest UK waives any rights of recourse against Telewest Jersey under that indemnity.

10.5 Telewest Jersey or the Telewest Jersey Liquidators (so far as it is not inconsistent with the performance of the Telewest Jersey Liquidators' duties under the Insolvency Legislation) shall as soon as reasonably practicable give notice to Telewest UK of any proof of debt or claim received by Telewest Jersey or the Telewest Jersey Liquidators. Within seven days of Telewest UK receiving such notice of the proof of debt or claim, Telewest UK shall inform Telewest Jersey or the Telewest Jersey Liquidators if, in its opinion, Telewest UK believes that the amount of the claim the subject of the proof of debt or claim ought to be disputed.
Without prejudice to their powers and duties under the Insolvency Legislation, the Telewest Jersey Liquidators shall consider Telewest UK's opinion and may, if they consider appropriate in view of the powers, duties and discretions given to them under the Insolvency Legislation, require the creditor who has submitted the proof of debt or claim to produce further evidence or may, in their sole discretion, reject the proof of debt or claim and defend any appeal instigated by the creditor. Without prejudice to the provisions of clause 8, Telewest UK undertakes to be responsible for the costs of Telewest Jersey and the Telewest Jersey Liquidators in considering Telewest UK's opinion in the admission or rejection of such proof of debt or claim and any subsequent appeals in relation to the rejection of such proof of debt or claim. For the avoidance of doubt, any payments made pursuant to the preceding sentence shall be made by Telewest UK directly to the Telewest Jersey Liquidators. For the avoidance of doubt, upon an order relating to Indemnified Liabilities being made in respect of any appeal, Telewest UK shall upon demand pay in full such sum that is ordered to be paid in the winding-up of Telewest Jersey or by the Telewest Jersey Liquidators and any interest thereon (directly to the Telewest Jersey Liquidators or any creditor, as applicable).

10.6 For the term of the Senior Secured Credit Facility Agreement and the Proposed Amended Senior Secured Credit Facility Agreement, Telewest UK shall, as soon as reasonably practicable, notify the Agent of any proof of debt or claim being rejected and keep the Agent informed of the status and result of any appeal under clause 10.5.

10.7 For the avoidance of doubt, any failure or refusal by Telewest Jersey or the Telewest Jersey Liquidators to comply with the provisions of clause
10.5 shall not invalidate the indemnity in clause 10.1 or enable Telewest UK to refuse to meet its obligations under that indemnity.

10.8 All  payments to be made by Telewest UK under the  indemnity in clause
10.1 shall be made in full without any set off, deduction, withholding, counter claim or similar.

11.   PROPERTIES AND GUARANTEES

Part C of Schedule 3 shall apply to the assignment of the Leasehold Property and to the substitution of TCN or Telewest Limited (as the case may be) for the Vendor in relation to the Guarantees.

12.   TRANSFER TAXES

Telewest UK shall discharge all UK transfer, documentary and registration duties and taxes (including, for the avoidance of doubt, stamp duty, stamp duty land tax and stamp duty reserve tax) and all US transfer, documentary and registration duties or taxes, if any, which arise or become payable in connection with the transfer of the Business (and the Trade Marks, the Domain Names, the Goodwill and the Business IPR) pursuant to this Agreement. For the avoidance of doubt, in no event shall Telewest UK be liable to discharge any Vendor Shareholder and Bondholder Reorganisation Expenses pursuant to this clause 12.

13.   VAT

13.1 In the event that VAT is chargeable on any of the assets transferred pursuant to this Agreement, the Vendor shall issue a VAT invoice to Telewest UK in respect of such asset(s). Telewest UK shall pay to H.M. Customs & Excise on account of the Vendor's liability to pay and account for output tax an amount equal to any VAT due under such invoice in cleared funds on or before the date on which the Vendor is required to account for the VAT as output tax to H.M. Customs & Excise provided that, if the Vendor issues the VAT invoice more than a month after the end of the VAT quarter in which the transfer of the relevant asset(s) occurred, Telewest UK shall pay to H.M. Customs & Excise on account of the Vendor's liability to pay and account for output tax an amount equal to any VAT due within two Business Days of the date on which the invoice is issued.

13.2 The Vendor shall be entitled prior to Completion to elect in accordance with paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 to waive the exemption from VAT in respect of the Leasehold Property. In the event that the Vendor intends to make such an election, it will notify Telewest UK of such an intention.

14.   TAX CONDUCT

14.1 With a view to (a) minimising any liability of the Vendor to make or suffer an actual payment of tax and (b) subject to (a), preserving so far as possible tax reliefs available as at the Effective Date for use by members of the New Telewest Group and in the future, the parties hereby agree as follows.

SECTION 179A ELECTIONS

14.2 If, but for any election made pursuant to this clause 14.2:

(a) the transactions contemplated by this Agreement would result in chargeable gains accruing to members of the New Telewest Group pursuant to section 179 of the TCGA; and

(b) the Vendor would as at the Effective Date have allowable losses available to it which losses are not required to eliminate or reduce chargeable gains accruing to the Vendor,

the Vendor shall, and New Telewest shall procure that the relevant members of the New Telewest Group shall, enter into such joint elections under section 179A of the TCGA as may be necessary to ensure that chargeable gains equal to the lower of (X) the amount of chargeable gains referred to in sub-paragraph (a) above and (Y) the amount of excess allowable losses referred to in sub-paragraph (b) above are treated as accruing not to the relevant members of the New Telewest Group but to the Vendor.

14.3 If, but for any election made pursuant to this clause 14.3:

(a) the transactions contemplated by this Agreement would result in allowable losses accruing to members of the New Telewest Group pursuant to section 179 of the TCGA; and

(b) there would be insufficient allowable losses available to the Vendor as at the Effective Date to eliminate any chargeable gains that have accrued to it (such chargeable gains being, as reduced by any such allowable losses as are available, the VENDOR'S NET CHARGEABLE GAINS), the Vendor shall, and New Telewest shall procure that the relevant members of the New Telewest Group shall, enter into such joint elections under section 179A of the TCGA as may be necessary to ensure that allowable losses equal to the lower of (X) the amount of allowable losses referred to in sub-paragraph (a) above and (Y) the Vendor's net chargeable gains are treated as accruing not to the relevant members of the New Telewest Group but to the Vendor.

GROUP RELIEF

14.4 New Telewest shall procure that each member of the New Telewest Group shall, in respect of the accounting period in which the Effective Date occurs and any prior accounting period, make, give or enter into such claims, elections, surrenders, notices or consents (whether unconditional or conditional, whether or not forming part of any other return or tax document, whether provisional or final, and including amendments to or withdrawals of earlier claims, elections, surrenders, notices or consents) as the Vendor shall validly direct in connection with the surrender of losses or other amounts eligible for surrender by way of group relief (within the meaning of Chapter IV of Part X of ICTA).

14.5 For the avoidance of doubt,  New Telewest's  obligations  under clause
14.4 shall include an obligation to procure that each member of the New Telewest Group claims to the extent required by the Vendor (for the purposes of increasing the amounts eligible for surrender by any such member of the New Telewest Group by way of group relief) any capital allowances to which it is entitled in accordance with the Capital Allowances Act 2001.

NO PAYMENT

14.6 No payment shall be made in connection with any election made in accordance with clauses 14.2 or 14.3 or in connection with the surrender of group relief as contemplated by clause 14.4.

15.   WITHHOLDING TAX AND GROSSING UP

15.1 Telewest UK shall pay all sums payable by it under clauses 9 and 10 free and clear of all deductions or withholdings for or on account of tax unless the deduction or withholding is required by law. If a deduction or withholding is so required, Telewest UK shall pay such additional amount as will ensure that the net amount received by the payee equals the full amount which would have been received by it had no such deduction or withholding been required.

15.2 If the party receiving an additional amount pursuant to clause 15.1 receives a credit for or refund of any tax payable by it or similar benefit by reason of the deduction or withholding giving rise to the payment of the additional amount, it shall reimburse to Telewest UK such proportion of the additional amount as it shall reasonably determine leaves it in no better or worse a position than it would have been in if the relevant deduction or withholding had not been required.

15.3 If any tax authority brings into charge to tax any sum paid by Telewest UK under clauses 9 or 10, then Telewest UK shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under clauses 9 or 10.

16.   US TAX

16.1 The parties intend the Transaction to constitute steps in a single plan of reorganisation of the Vendor and Telewest Jersey qualifying as a "reorganisation" within the meaning of section 368(a)(1) of the US Internal Revenue Code of 1986, as amended.

16.2 The Vendor shall take no action that would cause Telewest Jersey, TCN or Telewest Limited to be regarded as a corporation or other business entity for US federal income tax purposes.

16.3 Each of New Telewest and Telewest UK shall take no action that would cause New Telewest or Telewest UK to be regarded other than as a corporation for US federal income tax purposes.

16.4 Each of New Telewest and Telewest UK shall take no action that would cause Telewest UK to be regarded other than as resident in the UK for tax purposes.

17.   ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Business (and the Trade Marks, the Domain Names, the Goodwill and the Business IPR). It is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement;

(b) all terms and conditions which are implied under the Sale of Goods Act in a contract of sale of goods to which that Act applies are expressly excluded from the sale and purchase under this Agreement, save that this clause shall not exclude any liability under section 12 of the Sale of Goods Act;

(c) a party may claim in contract for breach of this Agreement but shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party; and

(d) this clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

18.   NOTICES

18.1 Any notice or other communication to be given by any party to any other party under, or in connection with, this Agreement or the indemnities set out in clauses 9 and 10 of this Agreement shall be in writing and signed by or on behalf of the party giving it. For the avoidance of doubt, notices under, or in connection with, this Agreement or the indemnities set out in clauses 9 and 10 shall not be validly served, if sent by email. It shall be served by sending it by fax to the number set out in clause 18.2, or delivering it by hand or internationally recognised courier service, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 18.2 and in each case marked for the attention of the relevant party set out in clause 18.2 (or as otherwise notified from time to time in accordance with the provisions of this clause
18). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a) in the case of delivery by hand or internationally recognised courier service, when delivered;

(b)  in the case of fax, at the time of transmission; and

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10.00 am on the second Business Day following the date of posting,

provided  that, in each case where  delivery by hand or by fax occurs after
5.00 pm on a Business Day, or at any time on a day which is not a Business Day, service shall be deemed to occur at 9.00 am on the next following Business Day.

References to time in this clause are to local time at the address to which the relevant notice is sent.

18.2 The addresses and fax numbers of the parties for the purpose of clause
18.1 are as follows:

THE VENDOR

Address:                160 Great Portland Street
                        London W1W 5QA
                        United Kingdom

Fax:                    +44 20 7299 5495

For the attention of:   General Counsel


NEW TELEWEST

Address:                c/o CT Corporation System
                        1209 Orange Street
                        Wilmington
                        Delaware 19801
                        United States of America

For the attention of:   General Counsel


With a copy to:

Address:                Fried, Frank, Harris, Shriver & Jacobson LLP
                        One New York Plaza
                        New York, NY 10004
                        United States of America

Fax:                    +1 212 859 4000

For the attention of:   Brad Eric Scheler


TELEWEST UK

Address:                160 Great Portland Street
                        London W1W 5QA
                        United Kingdom

Fax:                    +44 20 7299 5495

For the attention of:   General Counsel


With a copy to:

Address:                Fried, Frank, Harris, Shriver & Jacobson
                        (London) LLP
                        99 City Road
                        London EC1Y 1AX
                        United Kingdom

Fax:                    +44 20 7972 9602

For the attention of:   Timothy Peterson

18.3 A party may notify any other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 18, provided that such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

18.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the notice was transmitted by fax to the fax number of the relevant party set out in this clause 18 (or as otherwise notified under it).

19.   WAIVERS

No failure or delay by any party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

20.   COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

21.   FURTHER ASSURANCE

Each of the parties agrees with all due diligence to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law (or, in the case of the Vendor, as Telewest UK may reasonably require), whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated by it and for the purpose of vesting in Telewest UK (or TCN or Telewest Limited) the full benefit of the assets, rights and benefits to be transferred to Telewest UK (or at Telewest UK's direction) under this Agreement.

22.   SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, then such provision shall (so far as it is invalid, illegal or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid, illegal or unenforceable provision by a valid, legal and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid, illegal or unenforceable provision.

23.   ASSIGNMENT

23.1 The Vendor shall not be entitled to assign the benefit of this Agreement in whole or in part.

23.2 Subject to clause 23.3, each of New Telewest and Telewest UK shall be entitled to assign the benefit of this Agreement in whole or in part with the prior written consent of Telewest UK or, as applicable, New Telewest. For the avoidance of doubt, the Vendor's consent shall not be required to any such assignment.

23.3 For the term of the Senior Secured Credit Facility Agreement and the Proposed Amended Senior Secured Credit Facility Agreement, any assignment under clause 23.2 shall be subject to the prior written consent of the Agent (acting upon the instructions of the Majority Lenders).

24. RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

24.1 Subject to the other terms and conditions of this Agreement:

(a) the Vendor Liquidators (once appointed) shall have the right under the Contracts (Rights of Third Parties) Act 1999 (CRTPA) to enforce clauses 8, 9 and 25 of this Agreement;

(b) Telewest Jersey and the Telewest Jersey Liquidators (once appointed) shall have the right under the CRTPA to enforce clauses 8, 10 and 25 of this Agreement;

(c) TCN shall have the right under the CRTPA to enforce clauses 5, 6 and 25 of this Agreement;

(d) Telewest Limited shall have the right under the CRTPA to enforce clauses 5 and 25 of this Agreement; and

(e) the Agent (acting upon the instructions of the Majority Lenders) shall have the right under the CRTPA to enforce clauses 8.5, 9.6, 10.6, 23.3 and 25 of this Agreement.

24.2 Save as provided in clause 24.1, a person who is not a party to this Agreement shall have no right under the CRTPA to enforce any of its terms.

25.   VARIATION

25.1 Subject to clause 25.2 below, no variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the direct parties to this Agreement. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

25.2 The parties to this Agreement shall not in any circumstances terminate or rescind or vary this Agreement in any way such as to:

(a) extinguish the Vendor Liquidators' right to enforce clauses 8 and 9 and this clause 25 of this Agreement under section 1 of the CRTPA or alter the Vendor Liquidators' entitlement under that right without the Vendor Liquidators' prior written consent;

(b) extinguish the right of Telewest Jersey or the Telewest Jersey Liquidators to enforce clauses 8 and 10 and this clause 25 of this Agreement under section 1 of the CRTPA or alter their entitlement under that right without the prior written consent of Telewest Jersey or the Telewest Jersey Liquidators;

(c) extinguish the right of TCN to enforce clauses 5 and 6 and this clause 25 of this Agreement under section 1 of the CRTPA or alter TCN's entitlement under that right without the prior written consent of TCN;

(d) extinguish the right of Telewest Limited to enforce clause 5 and this clause 25 of this Agreement under section 1 of the CRTPA or alter Telewest Limited's entitlement under that right without the prior written consent of Telewest Limited; or

(e) for the term of the Senior Secured Credit Facility Agreement and the Proposed Amended Senior Secured Credit Facility Agreement, extinguish the right of the Agent to enforce clauses 8.5, 9.6, 10.6, 23.3 and this clause 25 of this Agreement under section 1 of the CRTPA or alter its entitlement under that right without the prior written consent of the Agent (acting upon the instructions of the Majority Lenders).

25.3 This Agreement shall not terminate by reason only of the dissolution or liquidation of the Vendor or Telewest Jersey.

26.   JURISDICTION

26.1 All the parties to this Agreement agree that the courts of England are (subject to clause 26.2 below) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement.

26.2 Notwithstanding clause 26.1 above, the parties to this Agreement agree that the Liquidators shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended).

26.3 New Telewest irrevocably waives any objections on the grounds of venue or forum non conveniens to the jurisdiction of the courts of England or of any other court in which proceedings are brought by the Liquidators under clause 26.2.

26.4 New Telewest shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Law Debenture Corporate Services Limited currently of Fifth Floor, 100 Wood Street, London EC2V 7EX and any claim form, judgment or other notice shall be sufficiently served on New Telewest if delivered to such agent at its address for the time being. New Telewest irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Vendor requests New Telewest to do so it shall promptly appoint another such agent with an address in England and advise the Vendor. If, following such a request, New Telewest fails within ten Business Days to appoint another agent, the Vendor shall be entitled to appoint one on behalf of New Telewest at the expense of New Telewest.

27.   GOVERNING LAW

This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

                                SCHEDULE 1

                                DEFINITIONS

ACT means the Companies Act 1985, as amended;

AGENT has the meaning given to it in the Proposed Amended Senior Secured Credit Facility Agreement;

BANK means Barclays Bank plc, Queen Square, Bristol BS1 2DY;

BENEFICIARIES means (a) the Beneficiaries as such term is defined in the Intercreditor Deed and (b) from the Completion Date the New Beneficiaries as such term is defined in the Intercreditor Deed as amended on or about that date;

BUSINESS means any and all businesses and activities of the Vendor as at the Completion Date, subject to the interests of and encumbrances created in favour of the Beneficiaries under the Security Documents, including, without limitation, operating as a holding company and the Business Assets (but excluding the Excluded Assets);

BUSINESS ASSETS means all the present and future rights, undertaking and assets of the Vendor (other than the Excluded Assets), subject to the interests of and the encumbrances created in favour of the Beneficiaries under the Security Documents, relating, or attributable, to the Business including, without limitation, the following:

(a) the shares of the Vendor in the Subsidiaries (together with all rights attaching to them, including any dividend or other distribution declared or paid on or after the date of this Agreement);

(b) the benefit (subject to the burden) of all Contracts which remain outstanding in whole or in part at the Completion Date;

(c)  (subject to the  provisions  of Part C of  Schedule  3) the  Leasehold
     Property;

(d) the benefit of all Claims subsisting at the Completion Date or arising at any time thereafter;

(e)  the Debtors;

(f) cash held at the Completion Date or at any time thereafter (other than cash which constitutes an Excluded Asset as set out at paragraph 3 of
     Schedule 4); and

(g)  the TCN Receivable;

BUSINESS DAY means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

BUSINESS IPR means all existing Intellectual Property Rights which are owned by the Vendor but excluding the Trade Marks and Domain Names;

CLAIMS means the benefit of all rights and claims of the Vendor arising at any time out of, or in connection with, the Business (other than the Excluded Claims);

COMMITMENT LETTER means the commitment letter dated 28 April 2004 between the Vendor, TCN, New Telewest, Telewest UK and the Senior Lenders in respect of the Proposed Amended Senior Secured Credit Facility Agreement;

COMPLETION  means  completion  of  the  sale  and  purchase   hereunder  in
accordance with clauses 4.1 to 4.3;

COMPLETION DATE means the close of business on the date on which Completion takes place which date shall be prior to the Recapitalisation Supplemental Deed Effective Date;

CONDITIONS PRECEDENT means the conditions specified in clause 3.1;

CONSENTS has the meaning given to it in clause 5.2;

CONTRACTS means all contracts, engagements, licences, guarantees and other commitments (including, for the avoidance of doubt, in respect of any Intellectual Property Rights) including any intra-group debt commitments which have been entered into or undertaken by or on behalf of the Vendor (other than the Excluded Contracts);

CREDITOR BENEFICIARIES means (a) creditors of the Vendor and/or Telewest Jersey in respect of claims relating to the Vendor Shareholder and Bondholder Reorganisation Expenses and (b) the professional advisers and other persons listed in Schedule 6 (and CREDITOR BENEFICIARY means each one of them);

CRTPA has the meaning given to it in clause 24.1;

DEBTORS means amounts due to the Vendor at the Completion Date including in respect of trade debtors, amounts recoverable on contracts, payments in advance, trade bills receivable, prepayments and accrued income (other than Excluded Debtors);

DESIGNATED ACCOUNT means the account holding the Expenses Fund;

DOMAIN NAMES means the internet  domain names set out in Part B of Schedule
5;

EFFECTIVE DATE means the date on which the Vendor delivers an office copy of the Order to the Registrar of Companies for registration;

EMPLOYEE SHARE SCHEMES means the Telewest 1995 (No. 1) Executive Share Option Scheme, the Telewest 1995 (No. 2) Executive Share Option Scheme, the Telewest 1995 Sharesave Scheme, the Telewest Long Term Incentive Plan, the Telewest Equity Participation Plan, the Telewest 1995 Restricted Share Scheme, the 1992 Flextech Employee Share Option Scheme, the 1992 Flextech Unapproved Share Option Scheme, the 1995 Flextech Approved Share Option Scheme, the 1995 Flextech Unapproved Share Option Scheme and the Flextech Sharesave Scheme;

ESCROW AGENT means The Bank of New York as appointed by the Vendor and Telewest Jersey pursuant to the Escrow Agent Agreement;

ESCROW AGENT AGREEMENT means the escrow agent agreement to be entered into between the Vendor, Telewest Jersey, Telewest UK, New Telewest and the Escrow Agent prior to the Effective Date;

EXCLUDED ASSETS means the assets excluded from the sale and purchase pursuant to this Agreement, being those more specifically detailed in
Schedule 4;

EXCLUDED CLAIMS means:

(a) the benefit of the rights and claims of the Vendor arising under this Agreement;

(b)  any  personal   claim  which  may  be  brought  by  a  liquidator   or
     administrator under the Insolvency Legislation; and

(c)  claims relating to taxation;

EXCLUDED CONTRACTS means:

(a)  the lease pursuant to which the Vendor holds the Leasehold Property;

(b)  the Guarantees;

(c) the letter of appointment of Anthony Stenham to the board of directors of the Vendor dated 1 December 1999, as amended by a letter dated 19 September 2000;

(d) the letter of appointment of Denise Kingsmill to the board of directors of the Vendor dated 22 June 2001;

(e) the Contracts in respect of which novation agreements with, inter alios, Telewest UK, TCN or Telewest Limited (as the case may be) have already been entered into on or before the Completion Date including, without limitation, the Contracts listed in Part A of Schedule 8 to the extent the novations pursuant to such novation agreements become effective on or before the Effective Date;

(f)  the Employee Share Schemes; and

(g)  this Agreement;

EXCLUDED DEBTORS means:

(a)  any debtors relating to taxation claims;

(b)  the Excluded TCN Receivable; and

(c) any amounts due under the Contracts in respect of which novation agreements with, inter alios, Telewest UK, TCN or Telewest Limited (as the case may be) have already been entered into on or before the Completion Date including, without limitation, the Contracts listed in Part A of Schedule 8 to the extent the novations pursuant to such novation agreements become effective on or before the Effective Date;

EXCLUDED LIABILITIES means the Liabilities listed in Schedule 9;

EXCLUDED TCN RECEIVABLE means an amount of(pound)2,972,860,000 owed by TCN to the Vendor;

EXPENSES FUND means the fund to be retained by the Vendor (as trustee) at Completion in accordance with clause 8 of this Agreement with the Bank;

EXPLANATORY STATEMENT means the explanatory statement of the Vendor and Telewest Jersey required to be furnished to Scheme Creditors pursuant to section 426 of the Act and article 126 of the Jersey Act;

FINANCIAL RESTRUCTURING has the meaning given to it in Recital (A);

GOODWILL means the goodwill of the Vendor in relation to the Vendor's business (including in relation to the Trade Marks and the goods and services in respect of which the Trade Marks are registered) together with the exclusive right for TCN to represent itself as carrying on the Vendor's business in succession to the Vendor;

GUARANTEES means the guarantees listed in Part B of Schedule 3;

ICTA means the Income and Corporation Taxes Act 1988;

INDEMNIFIED LIABILITIES means any actions, proceedings, claims, demands, costs, damages, losses, expenses, taxes, duties, writs, interest fines, penalties and all other debts, obligations (including indemnity obligations) and liabilities (both ascertained and contingent) of the Vendor or, as the context requires, Telewest Jersey at the Completion Date or at any time thereafter (other than the Excluded Liabilities (with the exception of Liabilities in respect of the Employee Share Schemes set out at paragraph 5 of Schedule 9));

INSOLVENCY LEGISLATION means the Insolvency Act 1986, the Insolvency Rules 1986, the Enterprise Act 2002 and the Jersey Act, each as amended from time to time, together with all primary and secondary legislation, and case law, relating to the same;

INTELLECTUAL PROPERTY RIGHTS means patents, trade marks, service marks, trade names, internet domain names, rights in designs, copyright (including rights in computer software and databases) and moral rights, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

INTERCREDITOR DEED (a) prior to the Completion Date has the meaning given to it in the Senior Secured Credit Facility Agreement and (b) from the Completion Date has the meaning given to it in the Proposed Amended Senior Secured Credit Facility Agreement;

INTRA-GROUP LOANS means the loans listed in Schedule 10;

JERSEY ACT means the Companies (Jersey) Law 1991, as amended;

JERSEY SCHEME has the meaning given to it in Recital (A);

LEASEHOLD PROPERTY means the premises listed in Part A of Schedule 3;

LIABILITIES means any actions, proceedings, claims, demands, costs, damages, losses, expenses, taxes, duties, writs, interest fines, penalties and all other debts, obligations (including indemnity obligations) and liabilities (both ascertained and contingent) of the Vendor at the Completion Date or at any time thereafter (other than the Excluded Liabilities) and including, for the avoidance of doubt, the Intra-group Loans;

LIQUIDATORS means the Vendor Liquidators and/or the Telewest Jersey Liquidators, as applicable;

MAJORITY LENDERS has the meaning given to it in the Proposed Amended Senior Secured Credit Facility Agreement;

MEMBER OF THE NEW TELEWEST GROUP means any company of which New Telewest is, following the Effective Date, the parent company (within the meaning of section 258(1) of the Act);

ORDER means the order of the High Court of Justice of England and Wales which sanctions the Scheme;

PROPOSED AMENDED SENIOR SECURED CREDIT FACILITY AGREEMENT means the Senior Secured Credit Facility Agreement to be amended and restated pursuant to a supplemental deed to be dated on or around the Completion Date (as from time to time further amended, varied, extended, restated, replaced, refinanced or supplemented (including by any increase in any amounts outstanding thereunder or any change to the parties thereto));

RECAPITALISATION SUPPLEMENTAL DEED EFFECTIVE DATE has the meaning given to it in the Proposed Amended Senior Secured Credit Facility Agreement;

REGISTRAR OF COMPANIES means the registrar of companies within the meaning of the Act;

SALE OF GOODS ACT means the Sale of Goods Act 1979 (as amended by the Sale and Supply of Goods Act 1994);

SCHEME has the meaning given to it in Recital (A);

SCHEME CLAIM has the meaning given to it in the Explanatory Statement;

SCHEME CREDITOR has the meaning given to it in the Explanatory Statement;

SECURITY DOCUMENTS means (a) the Security Documents as such term is defined in the Senior Secured Credit Facility Agreement; and (b) from the Completion Date the Security Documents as such term is defined in the Proposed Amended Senior Secured Credit Facility Agreement;

SECURITY TRUSTEE has the meaning given to it in the Senior Secured Credit Facility Agreement;

SENIOR LENDERS means the lenders under the Senior Secured Credit Facility Agreement;

SENIOR SECURED CREDIT FACILITY AGREEMENT means the agreement dated 16 March 2001 for credit facilities of (pound)2 billion together with an institutional facility of up to (pound)250 million made between, inter alios, TCN and the Senior Lenders;

SUBSIDIARIES means the companies listed in Schedule 2;

TCGA means the Taxation of Chargeable Gains Act 1992;

TCH means Telewest Communications Holdco Limited whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX;

TCN means Telewest Communications Networks Limited whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX;

TCN RECEIVABLE means the amounts owed by TCN to the Vendor immediately prior to Completion (other than the Excluded TCN Receivable);

TELEWEST JERSEY means Telewest Finance (Jersey) Limited whose registered office is at Whiteley Chambers, Don Street, St. Helier, Jersey JE4 9WG, Channel Islands;

TELEWEST JERSEY LIQUIDATORS means the liquidators appointed to Telewest Jersey from time to time;

TELEWEST LIMITED means Telewest Limited whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX;

TRADE MARKS means the trade mark registrations and applications for registration listed in Part A of Schedule 5;

TRANSACTION means (i) the transfer of substantially all of the assets of the Vendor pursuant to this Agreement; (ii) the issue by New Telewest of shares of New Telewest common stock to the Escrow Agent pursuant to and in accordance with clause 4.4 of this Agreement; and (iii) the compromise and release of the Scheme Claims in consideration for the distribution of shares of New Telewest common stock to shareholders of the Vendor and Scheme Creditors pursuant to the Scheme and the Jersey Scheme; and (iv) the solvent liquidation of the Vendor and the liquidation of Telewest Jersey;

UK or UNITED KINGDOM means the United Kingdom of Great Britain and Northern Ireland;

US means the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia;

VAT means value added tax as provided for in the Value Added Tax Act 1994 or any similar tax replacing or introduced in addition to the same;

VENDOR LIQUIDATORS means the liquidators appointed to the Vendor from time to time; and

VENDOR SHAREHOLDER AND BONDHOLDER REORGANISATION EXPENSES means any expenses of the Vendor's shareholders or the Scheme Creditors incurred in connection with and arising solely as a result of the Transaction and for which the Vendor or Telewest Jersey (as the case may be) is liable.

                                SCHEDULE 2

                                SUBSIDIARIES

                                SCHEDULE 3

                   PART A DETAILS OF LEASEHOLD PROPERTY

                                 SCHEDULE 3

                       PART B DETAILS OF GUARANTEES

                                 SCHEDULE 3

        PART C ASSIGNMENT OF LEASEHOLD PROPERTY AND SUBSTITUTION OF
         TCN OR TELEWEST LIMITED FOR THE VENDOR IN RELATION TO THE
                                 GUARANTEES

1. DEFINITIONS AND INTERPRETATION

1.1 In this Schedule, unless the context otherwise requires, the following expressions shall have the following meanings:

AGREEMENT means the Agreement of which this Schedule is a part;

ACTUAL COMPLETION DATE means (a) in relation to the Property, the date upon which completion of the transfer of the Property actually takes place (and, for the avoidance of doubt, is not the date the transfer is registered at H.M. Land Registry or stamped) and (b) in relation to each Guarantee, the date upon which the Purchaser enters into an agreement with the Landlord effecting a substitution of itself for the Vendor in relation to that Guarantee;

CONDITION means the condition set out in paragraph 2.4 of this Schedule;

CONSENT means any consent, waiver or deed of variation that is required from the Landlord to transfer the Lease to the Purchaser;

COURT PROCEEDINGS means proceedings issued by the Vendor in a court of competent jurisdiction for a declaration that a Consent has been unreasonably withheld or delayed in breach of the terms (express or implied) of the Lease;

GUARANTEE means each guarantee given by the Vendor short particulars of which are set out in Part B of this Schedule and includes any other documents connected therewith completed after the date hereof but prior to the Actual Completion Date and GUARANTEES shall be construed accordingly;

LANDLORD means (a) in relation to the Property, the person who is lessor/landlord under the Lease and is entitled to the freehold or leasehold reversion immediately expectant upon the term granted by the Lease and the successors in title and assigns of such person and includes the person or persons entitled to the freehold and any other interest in reversion which is superior to the interest of the lessor/landlord under that Lease; and (b) in relation to each Guarantee, the person entitled to the benefit of that Guarantee (as the context requires);

LEASE means, in relation to the Property, the lease short particulars of which are set out in Part A of this Schedule under which the Vendor holds the Property and includes any other documents connected therewith completed after the date hereof but prior to the Actual Completion Date;

LOSSES means all losses, liabilities, damages, settlements, costs, fees and expenses whatsoever calculated on an after tax basis;

PERMITTED ENCUMBRANCE means any mortgage, standard security, charge (whether legal or equitable), assignation in security, pledge, lien, hypothecation or encumbrance securing any obligation of any person in relation to the Property;

PROPERTY means the Property held by the Vendor with a leasehold tenure short details of which are set out in Part A of this Schedule including (without limitation) each, every and any part thereof;

PURCHASE PRICE means, in respect of the Property the amount allocated to such Property in accordance with clause 2.3 of this Agreement;

PURCHASER means Telewest Communications Networks Limited or Telewest Limited (as applicable);

PURCHASER'S SOLICITORS shall mean Freshfields Bruckhaus Deringer of 65 Fleet Street, London EC4Y 1HS;

RELEASE means any and all consents and releases required from a Landlord in respect of a Guarantee in order to effect a Substitution in relation to such Guarantee and RELEASES shall be construed accordingly;

SUBSTITUTION means the release of the Vendor by a Landlord under a Guarantee and the substitution of the Purchaser for the Vendor in relation to such Guarantee and SUBSTITUTIONS shall be construed accordingly;

VENDOR'S SOLICITORS shall mean Freshfields Bruckhaus Deringer of 65 Fleet Street, London EC4Y 1HS; and

VENDOR LIQUIDATORS has the meaning given to it in the Agreement of which this Schedule is a part.

1.2  The  paragraph   headings  in  this  Schedule  shall  not  affect  its
interpretation.

1.3 Unless the context otherwise requires:

(a) references in this Schedule to clauses shall be construed as references to clauses of the Agreement of which this Schedule is a part; and references to paragraphs shall be construed as references to paragraphs of this Schedule;

(b) capitalised terms in this Schedule shall, save where otherwise defined herein, have the meanings given to them in the Agreement; and

(c) references to TRANSFER shall be construed so as to include assigning or assignment.

2.    SALE AGREEMENT

2.1 The Vendor shall sell the Property and the Purchaser shall purchase the same with no title guarantee and (save as provided for elsewhere in this Agreement) with vacant possession.

2.2 The Vendor sells the Property subject always to the other provisions of this Schedule and of this Agreement (and the transfer referred to in paragraph 6 shall be construed accordingly).

2.3 The sale price for the Property shall be the Purchase Price.

2.4 Completion of the transfer of the Property is conditional upon the grant of the Consent required in respect of the Property.

2.5 If, in relation to the Property:

(a) the Vendor and Purchaser agree in writing (making express reference to this paragraph) that the Landlord has unreasonably withheld and/or delayed a Consent; or

(b) a declaration in the Vendor's favour is obtained from the relevant court pursuant to Court Proceedings and the period of five (5) weeks has passed since the perfection of the order for such declaration without any appeal against such declaration having been lodged by the Landlord (the RELEVANT DATE), then, for the purposes of this Schedule, the Consent shall be deemed to have been granted on the date any such agreement is reached or on the Relevant Date (as the case may be) and, with effect from such date, the Condition shall be deemed to be satisfied and the Vendor's obligations under paragraph 7 shall cease in relation to the Lease.

3.    COMPLETION

3.1 The transfer of the Property shall be completed at the time and in the manner set out in paragraph 6.3 and the Purchase Price shall be paid on the Completion Date even if a Consent has not been obtained or the Condition has not then actually been satisfied or deemed to have been satisfied pursuant to paragraph 2.5.

4.    TITLE

4.1 If the Property held by the Vendor has a registered title, title shall be deduced in accordance with Section 110 of the Land Registration Act 1925 and shall comprise copy entries of the registers relating to such titles and copies of the filed plans and copies of the Vendor's Lease (where applicable).

4.2 If the Property held by the Vendor has an unregistered title, title commences with the root of title for the Property.

4.3 Title to the Property having been deduced to the Purchaser or the Purchaser's Solicitors prior to the date hereof (as the Purchaser hereby admits), the Purchaser shall be deemed to have accepted such title and shall not raise any enquiries or requisitions thereon nor make any objections in respect thereof after the date hereof except where the subject matter of the enquiry or requisition is registered at H. M. Land Registry or the Central Land Charges Register on or after the date of this Agreement.

4.4 Without prejudice to the generality of paragraph 4.3, the Purchaser shall not raise any requisition or objection in respect of the fact that:

(a) the transfer to the Vendor of the Property may not at the Actual Completion Date yet have been stamped; or

(b) the Vendor may not at the Actual Completion Date be registered as proprietor of the Property in respect of which the transfer to the Vendor has not yet been registered or is in the course of registration (whether or not first registration), subject in either case to the Vendor having provided the Purchaser with copies (certified where possible) of such transfer (which the Vendor shall be obliged to stamp) and of the application for registration.

5.    MATTERS AFFECTING THE PROPERTY

5.1 The Property is sold subject to the following matters so far as they relate to the Property and are still subsisting and capable of taking effect at the Actual Completion Date:

(a) any matters contained or referred to in the Property Register or the Charges Register of the registered title to the Property kept at HM Land Registry (as the case may be);

(b)  the  rent   reserved  by  and  the   covenants  on  the  part  of  the
     lessee/tenant and the conditions contained in and the other provisions of the Lease;

(c) all rights of way, light and air, support, drainage and other rights, easements, quasi-easements, liabilities and public or private rights whatsoever and to any liability to repair or contribute to the repair of sewers, drains, pipes, party structures and other like matters;

(d)  all  matters  in the  nature  of  overriding  interests  as set out in
     Section 70(1) of the Land Registration Act 1925 (as amended);

(e) all Local Land Charges (whether or not registered before the date of this Agreement) and all matters capable of registration as Local Land Charges (whether or not actually registered);

(f) all notices served and orders, demands, proposals, or requirements made by any local or other public or competent authority;

(g) all actual or proposed orders, directions, plans, notices, instruments, charges, restrictions, conditions, agreements or other matters arising under any statute relating to town and country planning and any laws and regulations intended to control or regulate the construction, demolition, alteration or change of use of land or buildings or to preserve or protect the environment; and

(h)  Permitted Encumbrances.

5.2 The Purchaser shall be deemed to purchase or accept a transfer with full knowledge and notice of the matters aforesaid and shall not raise any objection or requisition whatsoever in respect of the same.

6.    FORM OF TRANSFER

6.1 The transfer to the Purchaser of the Property shall be in a form agreed between the Purchaser and the Vendor.

6.2 The transfer of the Property shall also contain declarations that:

(a) notwithstanding the covenant by the Vendor implied under Section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 (the 1994
     ACT) the transfer is subject to all matters to which it is expressed to be subject pursuant to the terms of this Agreement;

(b) the covenants by the Vendor under Section 4(1)(b) of the 1994 Act are not implied;

(c) no covenants by the Vendor shall be implied by Sections 2, 3 and 4 of the 1994 Act; and

(d) a person who is not a party to the transfer shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce its terms.

6.3 The Purchaser shall prepare and execute a transfer of the Property in duplicate and shall deliver the executed transfer and any other documents to be entered into between the Vendor and Purchaser (with or without other parties) to the Vendor's Solicitors no later than five (5) Business Days after the date on which the Condition is satisfied or deemed to have been satisfied pursuant to paragraph 2.5 and the Vendor shall execute and return the transfer to the Purchaser within five (5) Business Days of receiving the same and the Purchaser shall within thirty (30) Business Days of receipt of the transfer arrange for a duplicate of it to be stamped and denoted at the Purchaser's expense and returned to the Vendor's Solicitors.

7.    OBTAINING THE CONSENT

7.1 The Vendor shall keep the Purchaser informed of the progress of the application for Consent.

7.2 The Vendor shall use its reasonable endeavours (including, without limitation, taking Court Proceedings at the cost and request of the Purchaser except where either the Vendor or the Purchaser is able to provide the opinion of a leading counsel specialising in landlord and tenant law that such Court Proceedings would, on balance, be unsuccessful) and the Purchaser will assist the Vendor to obtain the Consent.

7.3 The Purchaser shall promptly and expeditiously satisfy the requirements of the Landlord and shall take all steps to assist the Vendor in obtaining the Consent (including, without limitation, assistance in connection with any Court Proceedings or appeal in respect of them) and without prejudice to the generality of the foregoing shall:

(a) provide to the Vendor all information, references and documents as shall be requested by the Landlord to support any application for a Consent made by the Vendor in accordance with this Schedule or which may otherwise be agreed by the parties;

(b) in any licence to assign or guarantee, enter into direct covenants with the Landlord to observe and perform the tenant's covenants and obligations contained in the Lease until released under the Landlord and Tenant (Covenants) Act 1995; and

(c) if lawfully required, provide such guarantee, surety or other security for the obligations of the Purchaser (as tenant) under the Lease as is acceptable to the Landlord,

to the intent that the Purchaser will take all steps and do all acts and make all payments which it is necessary to be done and which it is capable of doing or to be paid to meet the requirements of the Landlord as aforesaid so as to ensure that the Consent is obtained.

7.4 Any applications made by the Vendor to the Landlord or its solicitors or agents in relation to the obtaining of the Consent shall be in a form approved by the Purchaser, such approval not to be unreasonably withheld or delayed.

7.5 Subject to paragraph 12 below, the costs incurred by or awarded against the Vendor in obtaining the Consent and in pursuing Court Proceedings and any appeal in respect of them (whether by the Vendor or the Landlord) shall be allocated as follows:

(a) the Purchaser shall bear its own and the Vendor's legal costs in applying for and obtaining the Consent;

(b) the Purchaser shall be responsible for the legal and other costs payable to the Landlord under the Lease; and

(c)  the cost of any Court Proceedings shall be paid by the Purchaser.

7.6 If the Condition has not been satisfied or deemed satisfied in respect of the Property within twelve (12) months of the date of this Agreement then (provided that it has complied with its obligations contained in this Agreement so far as they relate to the Lease) either the Vendor or Purchaser shall be entitled by giving written notice to the other at any time thereafter (but only before the Condition has been satisfied or deemed satisfied) to elect to withdraw the Property from this Agreement and upon service of such notice the provisions of this Agreement so far as they relate to the Property shall determine but without prejudice to:

(a) the liability of either party for any subsisting breach of that party's obligations under this Agreement in relation to the Property; and

(b)  the parties' obligations under paragraph 7.7.

7.7 Upon service of a notice pursuant to paragraph 7.6:

(a) the Vendor and Purchaser shall be released from any obligation to complete the transfer of the Property to the Purchaser;

(b)  the Vendor shall use all reasonable endeavours to:

     (i) transfer the Property to a third party purchaser (including obtaining any consent, waiver or deed of variation that is required from the relevant Landlord); or

     (ii) otherwise dispose of its entire interest in the Property; and

(c) in the event of the Vendor transferring the Property to a third party purchaser or otherwise disposing of its interest in the Property under paragraph 7.7(b) above, the Purchaser shall:

     (i) be entitled to receive the proceeds (if any) of such transfer or disposal;

     (ii) be entitled to receive all rent and other sums (whether past present or future) due to the Vendor from the tenant and any other party under the Lease of the Property;

     (iii)assume all past, present and future liability on the part of the Vendor under the Lease; and

     (iv) be entitled to exercise any rights and enjoy any benefits that the Vendor may have under the Lease,

and the parties shall act reasonably in making such arrangements but, in the event of a dispute between the parties as to the operation of this paragraph 7.7, the dispute shall be referred to a partner in a major legal practice with commercial experience who shall be appointed by agreement between the Vendor and the Purchaser or (in the absence of agreement) by the president of the Law Society on the application of either party, and shall act as an expert.

8.    OCCUPATION BY THE PURCHASER

8.1 If, in relation to the Property, the Condition has not been satisfied or deemed satisfied in accordance with paragraph 2.5 by Completion, the Purchaser shall, with effect from Completion, be entitled to receive the income from the Property and to occupy the Property as licensee upon the terms and conditions contained in the Lease. Such licence shall be revocable by the Vendor if forfeiture by the Landlord on account of the Purchaser's occupation itself constituting a breach of covenant or condition in the Lease or the breach of an order of the Court cannot be avoided other than by requiring the Purchaser to vacate the Property. In the event of such revocation by the Vendor, the terms of paragraphs 7.6 and
7.7 shall apply as if the period of twelve (12) months had expired.

8.2 Whether or not the Purchaser shall take occupation of the Property as licensee pursuant to paragraph 8.1, the Purchaser shall, with effect from Completion, pay all rents, service charges, insurance premiums and other sums payable by the tenant under the Lease and shall observe the tenant's covenants and conditions contained therein and the covenants, conditions and obligations binding the Vendor contained in any relevant documents relating to the Property and (if registered) the registers of the relevant title(s) in each case from Completion and shall, subject to paragraph 12 below, keep the Vendor indemnified from and against all Losses arising on account of any breach non-observance or non-performance thereof whether before, on or after the date hereof.

8.3 The Vendor shall promptly supply to the Purchaser copies of all invoices, demands, notices, accounts and other communications received by the Vendor or its agents in connection with any of the matters for which the Purchaser may be liable to make any payment or perform any obligation pursuant to paragraph 8.2, and shall at the Purchaser's cost take any steps and/or pass on any representations which the Purchaser may reasonably require to be made in connection with any such matters.

8.4 Subject to paragraph 12 below, the Purchaser shall indemnify and keep the Vendor indemnified from and against all Losses arising on account of any breach of the provisions of this Schedule by the Purchaser.

8.5 In paragraphs 8.6 and 8.8, LEASE means the Lease.

8.6 The Vendor will not:

(a) effect or accept any variation or surrender or other termination of the Lease; nor

(b)  serve any notices upon the Landlord or tenant thereunder; nor

(c)  agree or take any steps in relation to any rent review,

without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) and the Vendor shall forthwith send a copy to the Purchaser of any notice or other material communication received in connection with the Lease. The Vendor shall, with all due expedition, take such action as the Purchaser may reasonably require in connection with any such rent review.

8.7 Subject to paragraph 12 below, the proper costs and expenses incurred by the Vendor and Purchaser in connection with any such review of rent shall be borne by the Purchaser (irrespective of whether the rent review falls before or after Completion).

8.8 The Vendor and Purchaser will co-operate in any reasonable arrangements proposed by either of them designed to provide for the Purchaser the benefits of the Lease with effect from Completion, including (without limitation):

(a) enforcement (at the cost and for the account of the Purchaser) of all rights of the Vendor against any other party thereto; and

(b) taking or, as the case may be, joining in such action as the Purchaser may reasonably request (in either case at the expense of the Purchaser) to avoid, dispute, resist, appeal, compromise or defend any claim for forfeiture and/or for damages and/or the exercise or purported exercise of any rights or remedies resulting or arising from the occupation of the Purchaser prior to receipt or deemed receipt of the Consent.

9.    RESTRICTION ON SUB SALE

The Vendor shall not be required to transfer the Property for a greater consideration than the Purchase Price.

10.   SUBSTITUTION

10.1 The Vendor shall apply to the Landlords for the Releases and the Vendor and Purchaser will take all steps and enter into all such documentation as is necessary to achieve the Substitutions and obtain the Releases in respect of the Guarantees.

10.2 Completion of the Substitutions is conditional upon the grant of the Releases required in respect of the Guarantees.

10.3 If, in relation to a Guarantee, the Vendor and Purchaser (after making and progressing a proper application to the respective Landlord for a Release) agree in writing (making express reference to this paragraph) that such Landlord will not grant a Release then, with effect from such date, the Vendor's and Purchaser's obligations under this paragraph 10 shall cease in relation to such Release.

10.4 Save for the Releases which the Vendor has applied for as at the Completion Date, the Vendor shall not later than five (5) Business Days after the Completion Date apply to the Landlords for the Releases and keep the Purchaser informed of the progress of each application.

10.5 The Vendor shall use its reasonable endeavours (including, without limitation, taking Court Proceedings at the cost and request of the Purchaser except where the Substitution is absolutely prohibited by the lease to which the Guarantee relates or the Landlord under that lease to which the Guarantee relates has an absolute right to refuse consent or either the Vendor or Purchaser is able to provide the opinion of a leading counsel specialising in landlord and tenant law that such Court Proceedings would be, on balance, unsuccessful) and the Purchaser will assist the Vendor to obtain the Releases.

10.6 The Purchaser shall promptly and expeditiously satisfy the requirements of the Landlord and shall take all steps to assist the Vendor in obtaining the Releases (including, without limitation, assistance in connection with any Court Proceedings or appeal in respect of them) and without prejudice to the generality of the foregoing shall:

(a) provide to the Vendor all information, references and documents as shall be requested by any Landlord to support any application for a Release made by the Vendor in accordance with this Schedule or which may otherwise be agreed by the parties;

(b) in any necessary document, enter into direct covenants with the relevant Landlord to observe and perform the guarantor's covenants and obligations contained in the leases to which the Guarantees relate throughout the residue of the term of the lease or, in the case of a new lease under the Landlord and Tenant (Covenants) Act 1995, until released; and

(c) if lawfully required, provide such further guarantee, surety or other security for the obligations of the Purchaser (as Guarantor) under the lease as is acceptable to the relevant Landlord,

to the intent that the Purchaser will take all steps and do all acts and make all payments which it is necessary to be done and which it is capable of doing or to be paid to meet the requirements of the Landlord as aforesaid so as to ensure that the Releases are obtained.

10.7 Any applications made by the Vendor to the Landlords or their solicitors or agents in relation to the obtaining of the Releases shall be in a form approved by the Purchaser, such approval not to be unreasonably withheld or delayed.

10.8 Subject to paragraph 12 below, the costs incurred by or awarded against the Vendor in obtaining the Releases and in pursuing Court Proceedings and any appeal in respect of them (whether by the Vendor or the Landlord) shall be allocated as follows:

(a) the Purchaser shall bear its own and the Vendor's legal costs in applying for and obtaining the Releases;

(b) the Purchaser shall be responsible for the legal and other costs payable to the Landlords under the leases to which the Guarantees relate; and

(c)  the cost of any Court Proceedings shall be paid by the Purchaser.

10.9 If the Release has not been obtained in respect of any Guarantee within twelve (12) months of the date of this Agreement then (provided that it has complied with its obligations contained in this Agreement so far as they relate to the Guarantee) either the Vendor or Purchaser shall be entitled by giving written notice to the other at any time thereafter (but only before the Release has been obtained) to elect to withdraw the relevant Guarantee from this Agreement and upon service of such notice the provisions of this Agreement so far as they relate to the relevant Guarantee shall determine but without prejudice to:

(a) the liability of either party for any subsisting breach of that party's obligations under this Agreement in relation to the relevant Guarantee; and

(b)  the parties' obligations under paragraph 10.3.

11.   NON-MERGER

Notwithstanding completion of the sale and purchase as contemplated by this Agreement, this Schedule shall remain in full force and effect so far as anything contained herein remains to be implemented.

12.   PAYMENT OF COSTS ETC.

For the avoidance of doubt, where pursuant to this Schedule the Purchaser is obliged to pay or bear the Vendor's costs and expenses or to indemnify the Vendor, the Purchaser shall make payment in respect of such costs and expenses or indemnification directly to the Vendor Liquidators or to the Landlord, agent, surveyor, legal adviser, creditor or other party, as applicable.

                                SCHEDULE 4

                              EXCLUDED ASSETS

1.   The Vendor's shareholdings in the following companies

COMPANY                                 NUMBER OF SHARES

Telewest Jersey                                 2

New Telewest                                    1

2.   Excluded TCN Receivable

3. any cash credited to the Designated Account in respect of the Expenses Fund in accordance with clause 8 of this Agreement

4.   Trade Marks

5.   Domain Names

6.   Goodwill

7.   Business IPR

                                SCHEDULE 5

                             REGISTERED RIGHTS

                                  PART A

                                 SCHEDULE 5

                                  PART B

                           DOMAINS REGISTERED TO
                        TELEWEST COMMUNICATIONS PLC

                                SCHEDULE 6

                              LIST OF ADVISERS

         PROFESSIONAL ADVISERS AND/OR SERVICE PROVIDERS ENGAGED IN
       CONNECTION WITH THE FINANCIAL RESTRUCTURING FOR WHOSE FEES THE
                              VENDOR IS LIABLE

                                SCHEDULE 7

                               APPORTIONMENT

                                SCHEDULE 8

                          CONTRACTS TO BE NOVATED

                                  PART A

        CONTRACTS IN RESPECT OF WHICH NOVATION AGREEMENTS HAVE BEEN
                                ENTERED INTO

                                  PART B

      CONTRACTS IN RESPECT OF WHICH NOVATION AGREEMENTS HAVE NOT BEEN
                                ENTERED INTO

                                SCHEDULE 9

                            EXCLUDED LIABILITIES

                                SCHEDULE 10

                             INTRA-GROUP LOANS

                                SCHEDULE 11

                         FORM OF NOVATION AGREEMENT

                                  [ ] 2004






                        TELEWEST COMMUNICATIONS PLC




                            TELEWEST UK LIMITED




                   [Insert name of relevant counterparty]







          =======================================================

                              DEED OF NOVATION

          =======================================================

THIS DEED is made on                  2004  between the following
parties:

(1) TELEWEST COMMUNICATIONS PLC a company incorporated in England and Wales (company number 2983307) whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the TRANSFEROR);

(2) TELEWEST UK LIMITED a company incorporated in England and Wales (company number 4925679) whose registered office is at Export House, as above (the TRANSFEREE); and

(3) [Insert name of relevant counterparty] a company incorporated in England and Wales ([insert company number]) whose registered office is at Export House, as above (the LENDER).

WHEREAS

(A) Reference is made to a debt of [o] as between the Transferor and the Lender (the OLD LOAN). The Old Loan is in respect of [insert description of the loan].

(B) The Transferor intends to enter into a scheme of arrangement with its creditors pursuant to section 425 of the Companies Act 1985 (the SCHEME) and, in connection with the Scheme, to enter into an agreement to transfer its business (the TRANSFER AGREEMENT). As part of the transfer of the Transferor's business and with effect from and including the Completion Date (as defined below), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under the Old Loan.

(C) The Transferor, the Transferee and the Lender have agreed to the novation of the Old Loan in order to terminate and replace the Old Loan with a new agreement between the Lender and the Transferee on identical terms, save that the Transferee shall be a party in place of the Transferor (the NEW LOAN).

(D) The Transferor, Transferee and the Lender enter into this Deed to record the termination of the Old Loan and its replacement with the New Loan.

NOW THIS DEED WITNESSETH as follows:

1.    DEFINITIONS

1.1 In this Deed COMPLETION DATE shall mean the date on which the Transfer Agreement completes pursuant to clauses 4.1 to 4.3 of the Transfer Agreement.

1.2 The headings referred to in this Deed are for reference purposes only and shall not affect the meaning or construction of the clauses to which they relate.

2.    TRANSFER, RELEASE, DISCHARGE AND UNDERTAKINGS

With effect from and including the Completion Date:

2.1 the Old Loan including all accrued rights and liabilities under it already in existence as at that date, shall be terminated and shall be replaced by the New Loan, which shall be on identical terms to the Old Loan save that the Transferee shall be a party in place of the Transferor;

2.2 the Transferee undertakes with the Lender to accept, observe, perform and discharge all its liabilities and obligations arising under the New Loan;

2.3 the Lender agrees to the substitution of the New Loan in place of the Old Loan and that the Transferee may exercise and enjoy all of its rights under the terms of the New Loan;

2.4 the Lender hereby releases and discharges the Transferor from all claims and demands by the Lender, and from each of the Transferor's liabilities and obligations to the Lender under the Old Loan and accepts the identical liabilities and obligations to it of the Transferee in place of the Transferor under the New Loan; and

2.5 the Transferor hereby releases and discharges the Lender from all claims and demands by the Transferor, and from each of the Lender's liabilities and obligations to the Transferor under the Old Loan.

3.    THIRD PARTIES

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

4.    COUNTERPARTS

This Deed may be executed by the parties hereto in any number of separate counterparts, each of which when executed and delivered shall constitute an original of this Deed, but all the counterparts shall together constitute one and the same deed. No counterpart shall be effective until each party has executed at least one part or counterpart.

5.    GOVERNING LAW AND JURISDICTION

This Deed and the relationship between the parties shall be governed by, and construed in accordance with, the laws of England and the English courts shall have exclusive jurisdiction.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by the parties hereto on the date first above written.

EXECUTED as a DEED by                      )
TELEWEST COMMUNICATIONS PLC                )
acting by two directors/                   )
a director and the secretary               )





EXECUTED as a DEED by                      )
TELEWEST UK LIMITED                        )
acting by two directors/                   )
a director and the secretary               )








EXECUTED as a DEED by                      )
[insert name of relevant counterparty]     )
acting by two directors/                   )
a director and the secretary               )

                                SCHEDULE 12

                        FORM OF NOTICE OF ASSIGNMENT


To:    Telewest Communications Networks Limited
       Export House
       Cawsey Way
       Woking
       Surrey GU21 6QX

Copy:  Telewest UK Limited (the ASSIGNEE)
       Export House
       Cawsey Way
       Woking
       Surrey GU21 6QX

From:  Telewest Communications plc (the ASSIGNOR)
       Export House
       Cawsey Way
       Woking
       Surrey GU21 6QX

Dated: [_____]

Dear Sirs

We refer to the transfer agreement dated [_____ _____] 2004 between the Assignor, Telewest Global, Inc. and the Assignee (the TRANSFER AGREEMENT). Terms defined in the Transfer Agreement have the same meaning in this Notice.

We hereby give notice to you that, pursuant to the Transfer Agreement, we have assigned absolutely all our rights, title, benefit and interest to the TCN Receivable amounting to (pound)[5,136,592,929] to the Assignee.

Please acknowledge receipt of this notice by signing the attached copy of it and sending it to the Assignee.

Yours faithfully

.............................................
for and on behalf of
Telewest Communications plc



............................................
Acknowledged
for and on behalf of
Telewest Communications Networks Limited

                                SCHEDULE 13

             FORM OF ASSIGNMENT OF TRADE MARKS AND DOMAIN NAMES



                                  [ ] 2004







                        TELEWEST COMMUNICATIONS PLC




                  TELEWEST COMMUNICATIONS NETWORKS LIMITED




          =======================================================

                             DEED OF ASSIGNMENT
                      OF TRADE MARKS AND DOMAIN NAMES

          =======================================================

THIS DEED OF ASSIGNMENT is made on              2004

BETWEEN

(1) TELEWEST COMMUNICATIONS PLC whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the ASSIGNOR); and

(2) TELEWEST COMMUNICATIONS NETWORKS LIMITED whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the ASSIGNEE).

WHEREAS

(A) The Assignor is the registered proprietor of the Trade Marks (as defined below).

(B) The Assignor is the registrant of the Domain Names (as defined below).

(C) The Assignor owns the Business IPR (as defined below).

(D) The Assignor intends to enter into a scheme of arrangement with its creditors pursuant to section 425 of the Companies Act 1985 (the SCHEME) and, in connection with the Scheme, intends to enter into an agreement to transfer its business to Telewest UK Limited, at the time of the transfer of the business a wholly-owned subsidiary of the Assignor, (the TRANSFER Agreement).

(E) This Agreement is entered into pursuant to the Transfer Agreement.

(F) The Assignor has agreed to assign the Trade Marks, the Domain Names, the Goodwill and the Business IPR to the Assignee which, from the Completion Date (as defined below) will be a wholly-owned subsidiary of Telewest UK Limited, and the Assignee has agreed to accept such assignment, on the terms and conditions set out in this Deed.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1 In this Deed the following expressions shall have the following meanings:

BUSINESS IPR means all existing Intellectual Property Rights which are owned by the Assignor but excluding the Trade Marks and Domain Names;

COMPLETION DATE means the date on which the Transfer Agreement completes pursuant to clauses 4.1 to 4.3 of the Transfer Agreement;

DOMAIN NAMES means the Assignor's rights in and to the internet domain names set out in Part B of Schedule 1;

GOODWILL means the goodwill of the Assignor in relation to the Assignor's business (including in relation to the Trade Marks and the goods and services in respect of which the Trade Marks are registered) together with the exclusive right for the Assignee to represent itself as carrying on the Assignor's business in succession to the Assignor;

INTELLECTUAL PROPERTY RIGHTS means patents, trade marks, service marks, trade names, internet domain names, rights in designs, copyright (including rights in computer software and databases) and moral rights, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

REGISTERED includes registrations and applications for registration; and

TRADE MARKS means the trade mark registrations and applications for registration set out in Part A of Schedule 1.

1.2 In this Deed, unless the context otherwise requires:

(a) references to PERSONS includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b) the headings are inserted for convenience only and do not affect the construction of the Deed;

(c)  references to one gender includes all genders; and

(d) any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted.

2.    ASSIGNMENT

Pursuant to the Transfer Agreement, the Assignor hereby assigns to the Assignee with full title guarantee absolutely, with effect from the Completion Date, subject only to the terms and conditions of any licences granted to third parties and otherwise free of all charges, liens, options, licences and encumbrances, all of its rights, title and interest in and to the Trade Marks, Domain Names and the Business IPR, including:

(a) all statutory and common law rights attaching to the Trade Marks, together with the Goodwill; and

(b) the right to sue (and to retain damages recovered) in respect of any infringement or unauthorised use of any of the Trade Marks which may have occurred before the Completion Date.

3.    FURTHER ASSURANCE

The Assignor shall perform (or procure the performance of) all further acts and things, and make any filings and give any notifications (or procure the making of any filings or giving of any notifications), and execute and deliver (or procure the execution and delivery of) any further documents required to effect the assignment of the Trade Marks and all the rights of the Assignor to the Domain Names and the Business IPR to the Assignee.

4.    WAIVERS

No failure or delay by either party in exercising any right or remedy provided by law under or pursuant to this Deed shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

5.    FORCE MAJEURE

Neither party shall be liable for failure or delay in performing any of its obligations under or pursuant to this Deed if such failure or delay is due to any cause whatsoever outside its reasonable control, and it shall be entitled to a reasonable extension of the time for performing such obligations as a result of such cause.

6.    AMENDMENT

6.1 No variation of this Deed shall be valid unless it is in writing and signed by or on behalf of both parties.

6.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Deed, nor shall it affect any rights, obligations or liabilities under or pursuant to this Deed which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Deed shall remain in full force and effect, except and only to the extent that they are so varied.

7.    SEVERABILITY

If and to the extent that any provision of this Deed is held to be illegal, void or unenforceable, such provision shall be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed.

8.    GOVERNING LAW AND JURISDICTION

8.1 This Deed and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

8.2 Each of the parties agree that the courts of England are to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed and for such purposes irrevocably submit to the jurisdiction of the English courts.

9.    COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

10.   RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

10.1 Telewest UK Limited shall have the right under the Contracts (Right of Third Parties) Act 1999 (CRTPA) to enforce clause 2 of this Deed.

10.2 Save as provided in clause 10.1, a person who is not a party to this Deed shall have no right under the CRTPA to enforce any of its terms.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by the parties hereto on the day and year first written above.

EXECUTED as a DEED by               )
TELEWEST COMMUNICATIONS PLC         )
acting by two directors/            )
a director and the secretary        )





EXECUTED as a DEED by               )
TELEWEST COMMUNICATIONS             )
NETWORKS LIMITED                    )
acting by two directors/            )
a director and the secretary        )

                                 SCHEDULE 1

                            PART A -TRADE MARKS

                                   PART B

                           DOMAINS REGISTERED TO
                        TELEWEST COMMUNICATIONS PLC

IN WITNESS WHEREOF this Agreement has been executed and delivered as a deed by the parties hereto the day and year first before written.


EXECUTED as a DEED by                           )
TELEWEST COMMUNICATIONS PLC                     )
acting by two directors/                        )
a director and the secretary                    )





SIGNED as a DEED                                )
on behalf of TELEWEST GLOBAL, INC.,             )
a company organised under the laws of Delaware  )
by a duly authorised signatory who,             )
in accordance with the laws of that territory,  )
is acting under the authority of                )
TELEWEST GLOBAL, INC.                           )






EXECUTED as a DEED by                           )
TELEWEST UK LIMITED                             )
acting by two directors/                        )
a director and the secretary                    )

                                  CONTENTS


CLAUSE                                                  PAGE



1.    DEFINITIONS..........................................2

2.    AGREEMENT TO TRANSFER AND PRICE......................2

3.    CONDITIONS PRECEDENT.................................2

4.    COMPLETION...........................................3

5.    TITLE AND SUPPLEMENTARY PROVISIONS...................3

6.    TRADE MARKS, DOMAIN NAMES, GOODWILL AND BUSINESS
IPR........................................................4

7.    INTRA-GROUP LOANS AND TCN RECEIVABLE.................5

8.    EXPENSES FUND........................................5

9.    INDEMNITY FOR VENDOR.................................7

10.   INDEMNITY FOR TELEWEST JERSEY........................8

11.   PROPERTIES AND GUARANTEES...........................10

12.   TRANSFER TAXES......................................10

13.   VAT.................................................10

14.   TAX CONDUCT.........................................10

15.   WITHHOLDING TAX AND GROSSING UP.....................12

16.   US TAX..............................................12

17.   ENTIRE AGREEMENT....................................12

18.   NOTICES.............................................13

19.   WAIVERS.............................................15

20.   COUNTERPARTS........................................15

21.   FURTHER ASSURANCE...................................15

22.   SEVERABILITY........................................16

23.   ASSIGNMENT..........................................16

24.   RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES)
ACT 1999..................................................16

25.   VARIATION...........................................17

26.   JURISDICTION........................................17

27.   GOVERNING LAW.......................................18

SCHEDULE 1 DEFINITIONS....................................19

SCHEDULE 2 SUBSIDIARIES...................................26

SCHEDULE 3................................................27

PART A DETAILS OF LEASEHOLD PROPERTY......................27

PART B DETAILS OF GUARANTEES..............................28

PART C ASSIGNMENT OF LEASEHOLD PROPERTY AND SUBSTITUTION
OF TCN OR TELEWEST LIMITED FOR THE VENDOR IN RELATION TO
THE GUARANTEES............................................29

SCHEDULE 4 EXCLUDED ASSETS................................40

SCHEDULE 5 REGISTERED RIGHTS..............................41

PART A....................................................41

PART B....................................................42

SCHEDULE 6 LIST OF ADVISERS...............................43

SCHEDULE 7 APPORTIONMENT..................................44

SCHEDULE 8................................................45

PART A....................................................45

PART B....................................................46

SCHEDULE 9 EXCLUDED LIABILITIES...........................47

SCHEDULE 10 INTRA-GROUP LOANS.............................48

SCHEDULE 11 FORM OF NOVATION AGREEMENT....................49

SCHEDULE 12 FORM OF NOTICE OF ASSIGNMENT..................53

SCHEDULE 13 FORM OF ASSIGNMENT OF TRADE MARKS AND DOMAIN
NAMES.....................................................54

                                 JULY 2004









                        TELEWEST COMMUNICATIONS PLC




                            TELEWEST GLOBAL, INC




                            TELEWEST UK LIMITED









          =======================================================

                             TRANSFER AGREEMENT


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